Exhibit 4.3

INTELLECTUAL PROPERTY SECURITY AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT (the “Agreement”), date as of March 5, 2003, among EarthShell Corporation, a Delaware corporation (the “Debtor”), E. Khashoggi Industries LLC (“EKI”) and the investors signatory hereto (each investor including their respective successors, endorsees, transferees and assigns, a “Secured Party”, and collectively, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Amended and Restated License Agreement between the Debtor and parties thereto, dated as of February 25, 1995 (as amended, the “EKI License Agreement”), EKI has granted to the Debtor an exclusive license to manufacture, use, sell and sublicense certain intangible property owned by EKI (the “Property”).

WHEREAS, pursuant to the Loan Agreement, dated the date hereof between the Debtor and the Parties thereto (the “Purchase Agreement”), certain Secured Parties have agreed to extend certain loans to the Debtor which shall be evidenced by the issuance to such Secured Parties of the Debtors, 2% Convertible Debentures, due March 5, 2006 in the aggregate principal amount of $10,550,000 (the “Purchase Agreement Debentures”).

WHEREAS, Omicron Master Trust ("Omicron") has acquired from the Debtor an aggregate of $2,000,000 principal amount of Debtor's 2% Convertible Debentures due March 5, 2006 (the "Omicron Debentures" and, together with the Purchase Agreement Debentures, the "Debentures").

WHEREAS, in order to induce the Secured Parties to enter into the contemplated transactions, the Debtor has agreed to execute and deliver to the Secured Parties this Agreement for the benefit of the Secured Parties and a separate agreement granting to them a first priority security interest in the Property, to secure the prompt payment, performance and discharge in full of all of the Debtor’s obligations under this Agreement and the Debentures.

WHEREAS, as a principal stockholder of the Debtor, EKI will benefit form the sale of the Debentures to the Secured Parties and hereby consents to the grant of the security interest in the Property to the Secured Parties pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows.

1.                                       Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.  Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “general intangibles” and “proceeds”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a)                                  “Agent” means SF Capital Partners, Ltd., as agent for each of the Secured Parties pursuant to this Agreement, or such other Person as shall have been subsequently appointed as a successor agent pursuant to this Agreement.

(b)                                 “Collateral” means all of the Debtor’s right, title and interest in and to all of the IP Property, including, without limitation, the Debtor’s rights, title and interest with respect to (i) Debtor’s use of and right to sublicense the IP Property pursuant to the EKI License

Agreement, and (ii) all license fees, royalties and/or other forms of compensation due to the Debtor from sublicensees under sublicenses granted by the Debtor in respect of the IP Property, all of which are now or hereafter existing, created, acquired or held.  The term “Collateral” shall include all of the foregoing items, whether presently owned or existing or hereafter acquired or coming into existence, all of Debtor’s additions and accessions thereto, all of Debtor’s substitutions and replacements thereof, and all of Debtor’s proceeds, products and accounts thereof, including without limitation all proceeds from the licensing or sale or other transfer of Collateral and of insurance covering the same and of any tort claims in connection therewith.

(c)                                  “IP Property” means the rights and interest of the Debtor under the EKI License Agreement, including, without limitation (i) the Debtor’s right to license the intellectual property and other rights as set forth in the EKI License Agreement, (ii) the Debtor’s right to sublicense its rights under the EKI License Agreement, and (iii) the Debtor’s rights in the Technology, Trademarks, Process Improvements, Product Improvements and Jointly Developed Improvements (as such terms are defined in the EKI License Agreement).

(d)                                 “Obligations” means all of the Debtor’s obligations under this Agreement and the Debentures, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent at or any part of such payment is avoided or recovered directly or indirectly from the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

(e)                                  “UCC” means the Uniform Commercial Code and/or any other applicable law of each jurisdiction in which the Debtor is incorporated or organized (including, without limitation the State of Delaware and the State of California) and any jurisdiction as to any Collateral located therein.

2.                                       Grant of Security Interest. As an inducement for the Secured Parties to enter into the contemplated transactions and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Debtor hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Parties, a continuing first priority security interest in, and a first lien upon and a right of set-off against all of the Debtor’s right, title and interest of whatsoever kind and nature in and to the Collateral (the “Security Interest”).

3.                                       Representations, Warranties, Covenants and Agreements of the Debtor.  The Debtor represents and warrants to, and covenant and agree with, each of the Secured Parties as follows:

(a)                                  The Debtor has the requisite corporate power and authority to enter into this Agreement and to otherwise carry out its obligations thereunder.  The execution, delivery and performance by the Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Debtor and no further action is required by the Debtor.

(b)                                 Except for the Security Interest and subject to the EKI License Agreement, the Debtor is the sole owner of its rights in the Collateral, free and clear of any liens, security interests or encumbrances, and is fully authorized to grant the Security Interest in and to pledge the Collateral.  There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral.  So long as this Agreement shall be in effect, the Debtor shall not execute and shall not authorize the filing of in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement) without the consent of the Secured Parties.

(c)                                  To the knowledge of the Debtor, no part of the IP Property has been judged invalid or unenforceable.  Debtor is in full compliance with the EKI License Agreement and all sublicense agreements related thereto.  No written claim has been received, and Debtor has no knowledge of any claim that (1) any of the IP Property or the Debtor’s use of any Collateral violates the rights of any third party, or (2) Debtor is in breach of the EKI License Agreement or any sublicense agreement with respect thereto.  Subject to the EKI License Agreement, there has been no adverse decision of which the Debtor is aware as to the Debtor’s exclusive (or nonexclusive, as the case may be) rights to use the Collateral in any jurisdiction, and, to the knowledge of the Debtor there is no proceeding involving said rights pending or threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(d)                                 The Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and may not relocate such books of account and records unless it delivers to each of the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of each of the Secured Parties a valid, perfected and continuing first priority lien in the Collateral.

(e)                                  This Agreement creates in favor of each of the Secured Parties a valid security interest in the Collateral, securing the payment and satisfaction of the Obligations, and, upon making the filings described in the immediately following sentence, a perfected first priority security interest in such Collateral that is senior to all hereinafter created security interests.  Except for: the filing of financing statements on Form UCC-1 under the UCC with the jurisdictions indicated in Schedule A, attached hereto, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either: (i) for the grant by the Debtor of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Debtor or (ii) for the perfection of or exercise by the Secured Parties of its rights and remedies hereunder.

(f)                                    On the date of execution of this Agreement, the Debtor authorizes each Secured Party to: (i) file one or more financing statements under the UCC with respect to the Security Interest for filing with the jurisdictions indicated on Schedule A, attached hereto and in such other jurisdictions as the Secured Parties deem necessary and (ii) one or more executed recordation sheets relating to the filing and recording of this Agreement with the United States Patent and Trademark Office.

(g)                                 The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Debtor is a party or by which the Debtor is bound.  No consent (including, without limitation, from stock holders or creditors of the Debtor) is required for the Debtor to enter into and perform its obligations hereunder.

(h)                                 The Debtor shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of each of the Secured Parties and insure that such liens and Security Interests are and remain senior to all not existing and hereafter created security interests and liens.  The Debtor hereby agrees to defend the same against any and all persons.  The Debtor shall safeguard and protect all Collateral for the account of each of the Secured Parties.  At the request of the Agent and/or Secured Parties, the Debtor will sign and deliver to the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Secured Parties and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Parties to be, necessary or desirable to effect the rights and obligations provided for herein.  Without limiting the generality of the foregoing, the Debtor shall pay all fees, taxes and other amounts necessary to maintain the Security Interest hereunder, and the Debtor shall obtain and furnish to the Secured Parties from time to time, upon demand, such releases and /or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

(i)                                     Except for sublicenses granted by the Debtor in respect of the IP Property pursuant to the EKI License Agreement, the Debtor will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any IP Property, nor will it exercise any right of termination under the EKI License Agreement, without the prior written consent of the Secured Parties.

(j)                                     The Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Agent, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties’ security interest therein.

(k)                                  The Debtor shall permit the Secured Parties and its representatives and agents upon reasonable prior notice to inspect the Collateral at any time during normal business hours, and to make copies of records pertaining to the Collateral as may be reasonably requested by the Secured Parties from time to time.

(l)                                     The Debtor is not in breach of the EKI License Agreement, and it will take all actions necessary to ensure that it does not breach the EKI License Agreement in the future.  The Debtor shall promptly notify the Agent in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Debtor that reasonably would be expected to substantially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(m)                               The Debtor shall not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, the EKI License Agreement, or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral where violation is reasonably likely to have a material adverse effect on the Secured Parties’ rights in the Collateral or Secured Parties’ ability to foreclose on the Collateral.

(n)                                 The Debtor shall not grant to any person or entity any rights or interest in or to any of the Collateral that are senior to, or pari passu with, the Secured Parties.

(o)                                 The Debtor shall notify the Agent of any change in the Debtor’s name, identity, chief place of business, chief executive office or residence within 5 days of such change.

4.                                       Defaults.  The following events shall be “Events of Default”:

(a)                                  The occurrence of an Event of Default (as defined in the Debentures) under the Debentures which shall not have been cured within 30 days, to the satisfaction of the Agent; and

(b)                                 Any representation or warranty of the Debtor in this Agreement shall prove to have been incorrect in any material respect when made.

5.                                       Duty To Hold In Trust.  Upon the occurrence and during the continuation of any Event of Default, the Debtor shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Parties for application to the satisfaction of the Obligations.

6.                                       Rights and Remedies Upon Default.  Upon the occurrence and during the continuation of any Event of Default, the Agent (on behalf of, and for the benefit of itself and each Secured Party) shall have the right to exercise all of the remedies conferred hereunder, under the Debentures, and the Agent and the Secured Parties shall have all the rights and remedies of a secured party under the UCC.  Without limitation, the Secured Parties shall have the following rights and powers upon and during the continuance of an Event of Default:

(a)                                  The Agent shall have the right to take possession of all tangible manifestations or embodiments of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Debtor shall assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Debtor’s premises or elsewhere.

(b)                                    The Agent shall have the right to operate the business of the Debtor using the Collateral and shall have the right to assign, sell, or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Debtor or right of redemption of the Debtor, which are hereby expressly waived. Upon each such sale, assignment or other transfer of Collateral, the Agent may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Debtor, which are hereby waived and released.

(c)                                     The Agent may sublicense or, to the same extent the Debtor is permitted by law and contract to do so, whether or an exclusive or non-exclusive basis, any of the Collateral throughout the world for such period, on such conditions and in such manner as the Secured Parties shall, in its reasonable discretion, determine.

(d)                                    The Agent may (without assuming any obligations or liabilities thereunder), at any time, enforce (and shall have the exclusive right to enforce) against licensee or sublicensee all rights and remedies of the Debtor in, to and under any license agreement with respect to such Collateral, and take or refrain from taking any action thereunder.

(e)                                     The Agent may, in order to implement the assignment, license, sale or other disposition of any of the Collateral pursuant to this Section, pursuant to the authority provided for in Section 11, execute and deliver on behalf of the Debtor one or more instruments of assignment of the Collateral in form suitable for filing, recording or registration in any jurisdictions as the Secured Parties may determine advisable.

(f)                                       In the event that any Secured Party shall recover from the Debtor or the Collateral more than its pro rata share of the Obligations owed to all Secured Parties hereunder, whether by agreement, understanding or arrangement with the Debtor or any other Person, set off or other means, such Secured Party shall immediately deliver or pay over to the other Secured Parties their pro rata portion of any such recovery in the form received.

(g)                                    Agent may, at any time or times that an Event of Default exists or has occurred and is continuing: (i) notify any or all accounts of the Debtor (“Accounts”) that such Accounts have been assigned to Secured Parties and that Secured Parties have a security interest therein and Agent may direct any or all accounts Debtor to make payment of accounts directly to Secured Parties, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Agent shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests.  At any time that an Event of Default exists or has occurred and is continuing, at Agent’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Secured Parties and are payable directly and only to Secured Parties and the Debtor shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.

7.                                          Applications of Proceeds; Expenses.  (a) The proceeds of any such sale, sublicense or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Agent and/or Secured Parties in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the Debtor any surplus proceeds.  If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtor will be liable for the deficiency, together with interest thereon, at the rate of 12% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Agent and/or Secured Parties to collect such deficiency.  To the extent permitted by applicable law, the Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Agent and/or Secured Parties.

(b)                                 The Debtor agree to pay all out-of-pocket fees, costs and expenses reasonably incurred in connection with any filing required hereunder, including, without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Agent.  The Debtor shall also pay all other claims and charges which in the reasonable opinion of the Agent and/or Secured Parties would reasonably be expected to prejudice, imperil or otherwise affect the Collateral or the Security Interest therein.  The Debtor will also, upon demand, pay to the Agent and/or Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent and/or Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Debentures.  Until so paid, any fees payable hereunder shall be added to the principal amount of the Debentures and shall bear interest at the Default Rate.

8.                                          Responsibility for Collateral.  The Debtor assumes all liabilities and responsibility in connection with all Collateral, and the obligations of the Debtor hereunder or under the Debentures shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unenforceability or unavailability for any reason.

9.                                          Security Interest Absolute.  All rights of the Secured Parties and all Obligations of the Debtor hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Debentures or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Debtor, or a discharge of all or any part of the Security Interest granted hereby.  Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy.  The Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance.  In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, the Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof.  The Debtor waives all right to require the Secured Parties to proceed against any other person or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy.  The Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

10.                                 Term of Agreement.  This Agreement and the Security Interest shall terminate on the date on which all payments under the Debentures have been made in full or otherwise converted pursuant to the terms thereof and all other Obligations have been paid or discharged in full.  Upon such termination, the Secured Parties, at the request and at the expense of the Debtor, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

11.                                 Power of Attorney; Further Assurances.  (a) The Debtor authorizes the Secured Parties, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Debtor’s true and lawful attorney-in-fact, with power, in its own name or in the name of the Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Parties; (ii) to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against Debtor, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Secured Parties, and at the Debtor’s expense, at any time, or from time to time, all acts and things which the Secured Parties deem necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein, including, without limitation, executing any documents necessary to evidence the assignment of the Debtor’s rights and obligations under the EKI License Agreement to the Secured Parties, in order to effect the intent of this Agreement and the Debentures, all as fully and effectually as the Debtor might or could do; and the Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

(b)                                 On a continuing basis, the Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording places in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule A, attached hereto, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Parties, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Parties the grant or perfection of a first priority security interest in all the Collateral.

(c)                                  The Debtor hereby irrevocably appoints the Secured Parties as the Debtor’s attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor, from time to time in the Secured Parties’ discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including (without limitation) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral.

12.                                 Agent.

(a)                                  Actions  The Agent shall at all times act upon and in accordance with written instructions received from a Two-Thirds-in-Interest (as defined in Section 15) time to time.  The Agent shall be deemed to be authorized on behalf of each Secured Party to act on behalf of such Secured Party under this Agreement and, in the absence of written instructions from a Two-Thirds-in-Interest (with respect to which the Agent agrees that it will, subject to the last two sentences of this Section, comply, except as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.  The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Debtor.  By accepting their Debentures each Secured Party shall be deemed to have agreed to indemnify the Agent (which agreement shall survive any termination of such Secured Party’ percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement and the

Debentures, including the reimbursement of the Agent for all out-of-pocket expenses (including attorneys’ fees) incurred by the Agent hereunder or in connection herewith or in enforcing the Obligations of the Debtor under this Agreement or the Debentures, in all cases as to which the Agent is not reimbursed by the Debtor; provided that no Secured Party shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent’s gross negligence or willful misconduct.  The Agent shall not be required to take any action hereunder or under the Debentures, or to prosecute or defend any suit in respect of this Agreement or under the Debentures, unless the Agent is indemnified to its reasonable satisfaction by the Secured Parties against loss, costs, liability and expense.  If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

(b)                                 Exculpation.  Neither the Agent nor any of its directors, officers, partners, members, shareholders, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under this Agreement or the Debentures, or in connection herewith or therewith, except for its own willful misconduct or gross negligence or be responsible for the consequences of any error in judgment.  Neither the Agent nor any of its directors, officers, partners, members shareholders, employees or agents has any fiduciary relationship with any Secured Party by virtue of this Agreement.  The Agent shall not be responsible to any Secured Party for any recitals, statements, representations or warranties herein or in any certificate or other document delivered in connection herewith or for the authorization, execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, or sufficiency this Agreement or the Debentures, the financial condition of the Debtor or the condition or value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Debentures, the financial condition of the Debtor or the existence or possible existence of any default or event of default.  The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have presented by a proper person.

(c)                                  Obligations Held by the Agent.  The Agent shall have the same rights and powers with respect to any Debentures held by it or any of its affiliates, as any Secured Party and may exercise the same as if it were not the Agent.  Each of the Debtor and each Secured Party hereby waives, and each successor to any Secured Party shall be deemed to waive, any right to disqualify any Secured Party from serving as the Agent or any claim against that Secured Party for serving as Agent.

(d)                                 Copies, etc.  The Agent shall give prompt notice to each Secured Party of each notice or request required or permitted to be given to the Agent by the Debtor pursuant to the terms of this Agreement.  The Agent will distribute to each Secured Party each instrument and other agreement received for its account and copies of all other communications received by the Agent from a Debtor for distribution to the Secured Party by the Agent in accordance with the terms of this Agreement.  Notwithstanding anything herein contained to the contrary, all notices to and communications with the Debtor under this Agreement shall be effected by the Secured Party through the Agent.

(e)                                  Resignation of Agent.  The Agent may resign as such at any time upon at least thirty (30) days’ prior notice to the Debtor and all the Secured Parties, such resignation not to be effective until a successor Agent is in place.  If the Agent at any time shall resign, a Two-Thirds-in-Interest may jointly appoint another Secured Party as a successor Agent which shall thereupon become the Agent hereunder.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor.  Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.

(f)                                    Replacement of Agent.  A Two-Thirds-in-Interest may at any time and for any reason replace the Agent with a successor Agent jointly selected by them, upon at least five(5) days written notice to the Debtor and the other Secured Parties. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the terminated Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent, and the terminated Agent shall be discharged form its duties and obligations under this Agreement.

13.                                 Notices.  All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by facsimile, upon receipt of proof of sending thereof, (iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

If to the Debtor:

EarthShell Corporation

800 Miramonte Drive

Santa Barbara, California 93109

Facsimile No.: (805)899-3517

Attn: Chief Financial Officer

With a copy to:

Gibson, Dunn & Crutcher LLP

2029 Century Park East

Los Angeles, California 90067

Facsimile No.: (310) 551-8741

Attn: Robert K. Montgomery, Esq.

If to EKI:

E. Khashoggi Industries LLC

800 Miramonte Drive

Santa Barbara, California 93109-1419

Facsimile No.:

Attn:

With a copy to:

Gibson, Dunn & Crutcher LLP.

333 South Grand Avenue

Los Angeles, CA 90071

Fax: (213) 229-6626

Attn: J. Nicholson Thomas, Esq.

If to Secured Parties:  To the address set forth under such Secured Parties’ name on the signature pages hereto.

14.                                 Other Security.  To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Parties shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

15.                                 Actions by Secured Parties.  Any action required or permitted hereunder to be taken by or on behalf of the Secured Parties shall, for such action to be valid, require the approval of the Two-Thirds-in-Interest prior to the taking of such action. If the consent, approval or disapproval of the Secured Parties is required or permitted pursuant to this Agreement, such consent, approval or disapproval shall only be valid if given by the Two-Thirds-in-Interest.  “Two-Thirds-in-Interest” means the Secured Parties or Secured Parties (as the case may be) holding in excess of 2/3 of the outstanding aggregate principal amount under the Debentures, determined on a cumulative basis.

16.                                 EKI Consent.  EKI hereby consents to the grant of the Security Interest by the Debtor to the Secured Parties pursuant to the terms hereof. EKI agrees to cooperate as reasonably necessary to effectuate the purposes of this Agreement.

17.                                 Miscellaneous.  (a) No course of dealing between the Debtor and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder, under the Debentures or under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)                                 All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby, by the Debentures or by any other agreements,

instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)                                  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement signed by the parties hereto.

(d)                                 In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e)                                  No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f)                                    This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g)                                 Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)                                 This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are governed by a jurisdiction other than the State of New York in which case such law shall govern. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in New York county over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto further waive any objection to venue in the State of New York and any objection to an action or proceeding in the State of New York on the basis of forum non convenient.

(i)                                     EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL FOLLOWING SUCH CONSULTATION.  THIS WAIVER IS IRREVOCABLE, MEANING THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(j)                                     This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

18.           Independent Nature of Secured Parties.          The obligations of each Secured Party hereunder are several and not joint with the obligations of any other Secured Party, and no Secured Party shall be responsible in any way for the performance of the obligations of any other Secured Party hereunder. The decision of each Secured Party to enter into this Agreement has been made by such Secured Party independently of any other Secured Party and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Debtor or of the Subsidiary which may have been made or given by any other Secured Party or by any agent or employee of any other Secured Party, and no Secured Party or any of its agents or employees shall have any liability to any other Secured Party (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Secured Party pursuant hereto or thereto, shall be deemed to constitute the Secured Parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Secured Parties are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Secured Party shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Secured Party to be joined as an additional party in any proceeding for such purpose.

* * * * * * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Intellectual Property Security Agreement to be duly executed on the day and year first above written.

EARTHSHELL CORPORATION

By:
Name:
Title:

With respect to Section 16 hereof:
E. KHASIIOGGI INDUSTRIES LLC

By:
Name:
Title: